EXHIBIT 10.25

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     This FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into effective as of the 21st day of May, 1998 (this "AMENDMENT") among, APPLE ORTHODONTIX, INC., a Delaware corporation (the "COMPANY"), the Subsidiaries of the Company listed on the signature pages hereto as Guarantors (together with each other person who subsequently becomes a Guarantor, collectively the "GUARANTORS"), the banks and other financial institutions listed on the signature pages hereto under the caption "Banks" (together with each other person who becomes a Bank, collectively the "BANKS") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, f/k/a Texas Commerce Bank National Association ("TCB"), individually as a Bank "CHASE", and as agent for the other Banks (in such capacity, together with any other Person who becomes the agent, the "AGENT").

     WHEREAS, the Company, the Guarantors, and TCB, both as a Bank and an Agent, entered into that certain Credit Agreement dated as of July 28, 1997 (the "CREDIT AGREEMENT"), which Credit Agreement provides for a revolving credit facility pursuant to which TCB and the Banks named therein committed to make loans of up to $15,000,000.00 upon the terms and conditions as provided therein.

     WHEREAS, TCB has changed its name to Chase, and Chase holds all rights and obligations of TCB in, to and under the Credit Agreement.

     WHEREAS, the Company has requested the Banks and the Agent to amend the Credit Agreement to modify certain terms and conditions thereof, including, without limitation, to increase the revolving credit facility to $25,000,000.00 and to join Paribas as a party and Bank, all as set forth herein.

     WHEREAS, said parties have agreed to do so to the extent reflected in this Amendment, provided the Company and the Guarantors ratify and confirm all of their obligations under the Credit Agreement and the Loan Documents, as well as agree to make certain other amendments as set forth herein.

     WHEREAS, the Company, the Guarantors, the Banks, and the Agent wish to execute this document to evidence their agreement in regard thereto.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereto now agree as follows:

     1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Paribas is hereby joined as a Bank to the Credit Agreement. By its execution hereof, Paribas shall be deemed to have executed, and have become a party to, the Credit Agreement.

     3. On the signature page to the Credit Agreement bearing the name of Paribas, the following words and numbers are hereby placed evidencing Paribas' Commitment under the Credit Agreement:

        "Amount of Commitment:
        $10,000,000.00"

     4. Paribas hereby agrees, covenants and confirms that it shall be bound by all of the terms and conditions set forth in the Credit Agreement for Banks that are a party thereto, as well as by obligations that are created, arise out of or implied by the provisions of this Amendment, including without limitation, a Commitment under the Credit Agreement of $10,000,000.00.

     5. The title page of the Credit Agreement is hereby amended by deleting in its entirety the number "$15,000,000.00" and replacing such number with the number "$25,000,000.00".

     6. The second paragraph of the introduction of the Credit Agreement is hereby amended in its entirety to read as follows:

             "The Company has requested that the Banks provide the Company with a credit facility, pursuant to which the Banks will commit to make revolving credit loans of up to $25,000,000.00 outstanding at any time to be used by the Company for working capital, general corporate purposes and for acquisitions permitted herein."

     7. Section 1.01 of the Credit Agreement is hereby amended by modifying the definition of "Total Commitment" in its entirety as follows:

             " "TOTAL COMMITMENT' means the sum of the Commitments for each Bank, totaling a maximum of $25,000,000.00 for all Banks."

     8. Section 1.01 of the Credit Agreement is hereby amended by modifying the table contained in the definition of "Margin" as follows:

FUNDED INDEBTEDNESS/                    ALTERNATE BASE     LIBOR RATE
    EBITDA RATIO                          RATE MARGIN        MARGIN
----------------------------------------------------------------------
Equal or more than 2.50                      0.50%            2.00%
----------------------------------------------------------------------
2.00 but less than 2.50                      0.25%            1.75%
----------------------------------------------------------------------
Equal or more than 1.50 but less than
2.00                                         0.00%            1.50%
----------------------------------------------------------------------
Equal or more than 1.00 but less than
1.50                                         0.00%            1.25%
----------------------------------------------------------------------
Less than 1.00                               0.00%            1.00%
----------------------------------------------------------------------

     9. Section 1.01 of the Credit Agreement is hereby amended by modifying the definition of "Maturity Date" as follows:

             " "MATURITY DATE' means May 31, 2002, unless accelerated pursuant to SECTION 9.02."

     10. Section 1.01 of the Credit Agreement is hereby amended by modifying the definition of "TCB" in its entirety and replacing it with the following:

             " "CHASE' means Chase Bank of Texas, National Association, 712 Main Street, Houston, Texas 77002."

     11. Section 6.01(d) is hereby deleted in its entirety and the following substituted therefore:

             "(d)  As soon as available, and in any event within forty-five
        (45) days after the close of the first three (3) quarters of each fiscal year and within one hundred twenty (120) days after the end of the Company's fiscal year, a compliance certificate of a Responsible Officer in the form attached hereto as EXHIBIT 6.01(D) to the effect that, no Default or event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of SECTIONS 7.10 through 7.15 as at the end of such calendar quarter or year, as the case may be (the "COMPLIANCE CERTIFICATE")."

     12. Section 7.11 is hereby deleted in its entirety and the following substituted therefore:

             "SECTION 7.11 FUNDED INDEBTEDNESS TO EBITDA RATIO. The Company will not permit the ratio of (i) its total Funded Indebtedness to (ii) EBITDA PLUS, during the four (4) fiscal quarters ending on the last day of June, September and December of 1998 and March of 1999, the special, non-recurring charges incurred during the quarter ending June 30, 1998 resulting from severance costs associated with management changes, costs of terminated acquisitions and related items, up to a maximum of $3,800,000, calculated for the preceding four (4) quarters on a rolling four (4) quarters basis to be greater than 3.0 to 1.0 at any time during the term hereof."

     13. Section 7.12 is hereby deleted in its entirety and the following substituted therefore:

             "SECTION 7.12 FIXED CHARGE COVERAGE RATIO. The Company will not permit the ratio of (a) EBIDTA calculated for the preceding four (4) quarters on a rolling four (4) quarter basis plus, during the four (4) fiscal quarters ending on the last day of June, September and December of 1998 and March of 1999, the special non-recurring charges incurred during the quarter ending June 30, 1998 resulting from severance costs associated with management changes, costs of terminated acquisitions and related items, up to a maximum of $3,800,000, less taxes actually paid during such four (4) quarters to
        (b) the sum of: the current portion of long-term debt for the upcoming four (4) quarters, PLUS interest expense, plus cash Consolidated Capital Expenditures up to a maximum of $2,000,000.00, both calculated for the preceding four (4) quarters on a rolling four (4) quarter basis, to be less than 1.0 to 1.0 for the first four (4) quarters after the Execution Date, and to be less than 2.0 to 1.0 at any time thereafter."

     14. A new Section 5.18 is hereby added to the Credit Agreement to read as follows:

             "SECTION 5.18 YEAR 2000. The Company has completed a comprehensive evaluation of its information technology infrastructure to analyze the impact of the technical problems anticipated with the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and reasonably anticipates that it will on a timely basis successfully resolve the Year 2000 Problem for all material computer applications used by it, and the Company, on the basis of inquiries made, believes that each supplier, vendor and customer of the Company that is of material importance to the financial well-being of the Company will also successfully resolve on a timely basis the Year 2000 Problem for all of its material computer applications."

     15.  In the introduction of the Credit Agreement, the words "Texas
Commerce Bank National Association" are hereby deleted in their entirety and replaced with the words "Chase Bank of Texas, National Association".
Similarly, every occurrence of the words "Texas Commerce Bank National Association" is hereby deleted in its entirety and replaced with the words "Chase Bank of Texas, National Association" in the Credit Agreement and in all other Loan Documents where such words occur. Moreover, the defined term "TCB" for the words "Texas Commerce Bank National Association" in the introduction of the Credit Agreement, elsewhere in the Credit Agreement, and elsewhere in the Loan Documents, is hereby deleted in its entirety and replaced with the defined term "Chase" wherever such defined term occurs.

     16. The Company and each Guarantor hereby ratify all of their obligations under the Credit Agreement and the Loan Documents, and agree and acknowledge that the Credit Agreement (including the Guaranty contained therein) and each of the Loan Documents shall continue in full force and effect as amended and modified by this Agreement. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Banks created by or contained in any of such documents, nor is the Company released from any covenant, warranty or obligation created or contained therein.

     17. The Company hereby represents and warrants to the Banks that (a) this Amendment has been duly executed and delivered on behalf of the Company, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Company in accordance with its terms, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on as of the date hereof in all material respects as though made as of the date hereof except as heretofore otherwise disclosed in writing to the Agent (other than those of such representations and warranties which by their express terms speak to a date on or before the date hereof), (d) no Default exists under the Credit Agreement or any of the Loan Documents and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Company. The Company will, upon request by the Agent, provide satisfactory evidence of items (a) and (e) above.

     18. This Amendment may be signed in any number of counterparts, each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

     19.  This shall be effective upon the execution hereof by all parties.

     20. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT EXECUTED BY THE PARTIES UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE LAWS

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
OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS OR ORDERS ISSUED OR PROMULGATED THEREUNDER APPLICABLE TO THE AFFAIRS AND TRANSACTIONS OF ANY BANK OTHERWISE PREEMPT TEXAS LAW, IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL.

     21. THIS AMENDMENT AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                        [SIGNATURES BEGIN ON NEXT PAGE]

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
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       COMPANY:

                                       APPLE ORTHODONTIX, INC.

                                       By:          /s/MICHAEL W. HARLAN
                                       Name:        Michael W. Harlan
                                       Title:       VP & CEO

                                       GUARANTORS:

                                       APPLE ORTHODONTIX OF TEXAS, INC.

                                       By:          /s/MICHAEL W. HARLAN
                                       Name:        Michael W. Harlan
                                       Title:       VP

                                       AGENT:
                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION

                                       By:
                                                    Michael E. Ondruch
                                                    Vice President

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